Exhibit 99.1

Camping World Holdings, Inc. Reports Third Quarter 2024 Results, Same Store New Unit Sales Increase 29% Year-Over-Year, Driving Record New Unit Market Share, Used Unit Volume Trends Sequentially Improve in October

LINCOLNSHIRE, IL – October 28, 2024 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (the “Company” or “CWH”), America’s Recreation Dealer, today reported results for the third quarter ended September 30, 2024.

Marcus Lemonis, Chairman and Chief Executive Officer of Camping World Holdings, Inc. stated, “Our combined new and used same store unit sales returned to positive growth for the first time in 10 quarters, with our record new unit market share(1) a direct result of our relentless focus on product development and affordability. I’m very encouraged by our October-to-date same store volume trends, with used units tracking to flat year-over-year, and new units remaining solidly up by a double-digit percentage, providing significant momentum as we focus on an improved 2025.”

Matt Wagner, President of Camping World Holdings, Inc. commented, “As we drive toward 2025, our calculated approach to inventory has yielded market leading results. We believe this rigor will lead to a meaningful recovery in used unit volume next year, in excess of low double digits, as we lap our deliberate conservatism around used inventory procurement from 2024, with modest growth in new units. We see average selling prices modestly increasing year-over-year, with vehicle gross margins within our historical range and SG&A as a percentage of gross profit improving by mid to high single digits.”

Mr. Lemonis concluded, “The strength and stability of our Good Sam and fixed operations businesses are proven differentiators throughout any cycle. As a growth company, we believe our standout momentum positions us exceptionally well for dealership M&A and organic growth in 2025 and beyond.”

Third Quarter-over-Quarter Operating Highlights

●	Revenue was $1.7 billion for the third quarter, a decrease of $4.6 million, or 0.3%.
●	New vehicle revenue was $824.9 million for the third quarter, an increase of $145.7 million, or 21.5%, and new vehicle unit sales were 19,943 units, an increase of 4,738 units, or 31.2%. Used vehicle revenue was $447.2 million for the third quarter, a decrease of $143.0 million, or 24.2%, and used vehicle unit sales were 14,065 units, a decrease of 3,060 units, or 17.9%. Combined new and used vehicle unit sales were 34,008, an increase of 1,678 units, or 5.2%.
●	Average selling price of new vehicles declined 7.4% during the third quarter driven primarily by lower cost of 2024 model year travel trailers and discounting of pre-2024 model year new vehicles. Average selling price of used vehicles declined 7.7% during the third quarter due to discounting of used vehicles in response to declines in new vehicle prices.
●	Same store new vehicle unit sales increased 28.8% for the third quarter and same store used vehicle unit sales decreased 20.5%. Combined same store new and used vehicle unit sales increased 2.3%.
●	Products, services and other revenue was $224.8 million, a decline of $10.8 million, or 4.6%, driven largely by the divestiture of our RV furniture business in May 2024 and fewer used vehicles sold led to a decline in retail product attachment to vehicle sales.
●	Gross profit was $498.5 million, a decrease of $24.6 million, or 4.7%, and total gross margin was 28.9%, a decrease of 134 basis points. The gross profit and gross margin decline was mainly driven by the lower average selling prices on new and used vehicles, which was partially offset by the lower average cost of new and used vehicles, and a nonrecurring $5.5 million exit arrangement with a service partner for Good Sam Services and Plans in 2023. These decreases were partially offset by improved gross margins for products, services and other driven largely by the divestiture of our RV furniture business in May 2024.

●	Selling, general and administrative expenses (“SG&A”) were $414.2 million, a decrease of $1.1 million, or 0.3% and SG&A Excluding Equity-based Compensation(2) was relatively unchanged at $408.7 million, a decrease of $1.2 million, or 0.3%. These decreases were driven by $5.4 million of reduced employee compensation costs excluding equity-based compensation, $1.3 million of reduced nonbillable service work, and $1.0 million of reduced rent expense, partially offset by $3.3 million of additional advertising expenses and $3.0 million of increased expenses from other outside service providers, such as professional fees, consultants, and software service providers.
●	Floor plan interest expense was $22.4 million, an increase of $2.6 million, or 12.9%, and other interest expense, net was $35.9 million, an increase of $0.6 million, or 1.8%. These increases were primarily as a result of higher principal balances, and, to a lesser extent an increase in the average floor plan borrowing rate.
●	Net income was $8.1 million for the third quarter of 2024, a decrease of $22.8 million, or 73.9%. Adjusted EBITDA(2) was $67.5 million, a decrease of $27.5 million, or 28.9%. These decreases were driven primarily by the $24.6 million decrease in gross profit.
●	Diluted earnings per share of Class A common stock was $0.09, a decrease of $0.23, or 71.9%. Adjusted earnings per share - diluted(2) of Class A common stock was $0.13, a decrease of $0.26, or 66.7%.
●	The total number of our store locations was 207 as of September 30, 2024, a net decrease of two store locations from September 30, 2023, or 1.0%.

(1)	New unit market share is calculated as total volume of the Company’s new units sold during any specified time period divided by the total number of new registrations as reported by SSI Data, LLC, d/b/a Statistical Surveys for that same specified time period.
(2)	Adjusted earnings per share – diluted, Adjusted EBITDA, and SG&A Excluding Equity-based Compensation are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s third quarter 2024 financial results is scheduled for October 29, 2024, at 7:30 am Central Time. Investors and analysts can participate on the conference call by dialing 1-844-826-3035 (international callers please dial 1-412-317-5195) and using conference ID# 10193590. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. The Company’s position as sole managing member of CWGS, LLC includes periods where the Company has held a minority economic interest in CWGS, LLC. As of September 30, 2024, the Company owned 53.1% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the third quarter ended September 30, 2024 to our financial results from the third quarter ended September 30, 2023.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is the world’s largest retailer of RVs and related products and services. Through Camping World and Good Sam brands, our vision is to build a business that makes RVing and other outdoor adventures fun and easy. We strive to build long-term value for our customers, employees, and stockholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of highly specialized services and plans, including roadside assistance, protection plans and insurance, uniquely enables us to connect with our customers as stewards of an outdoor and recreational lifestyle. With RV sales and service locations in 43 states, Camping World has grown to become the prime destination for everything RV. For more information, visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about macroeconomic and industry trends, inventory strategy, business plans and goals, dealership M&A, and future financial results and position, including vehicle margins and volume. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: general economic conditions, including inflation and interest rates; the availability of financing to us and our customers; fuel shortages, high prices for fuel or changes in energy sources; the success of our manufacturers; changes in consumer preferences; risks related to our strategic review of our Good Sam business; competition in our industry; risks related to acquisitions, new store openings and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; risks related to COVID-19; our ability to execute and achieve the expected benefits of our cost cutting or restructuring initiatives; our reliance on our fulfillment and distribution centers; natural disasters, including epidemic outbreaks; our dependence on our relationships with third party suppliers and lending institutions; risks associated with selling goods manufactured abroad; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; risks associated with our private brand offerings; we may incur asset impairment charges for goodwill, intangible assets or other long-lived assets; tax risks; our private brand offerings exposing us to various risks; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; risks related to climate change and other environmental, social and governance matters; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024,  and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Future declarations of quarterly dividends, if any, are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, receipt of excess tax distributions from

CWGS Enterprises, LLC, its business prospects and other factors that the Company’s Board of Directors may deem relevant.

We intend to use our official Facebook, X (formerly known as Twitter), and Instagram accounts, each at the handle @CampingWorld, as well as the investor page of our website, investor.campingworld.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post through these social media channels and on our investor webpage may be deemed material. Accordingly, investors should subscribe to these accounts and our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts. These social media channels may be updated from time to time.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Good Sam Services and Plans	$50,841	$49,889	$149,070	$147,294
RV and Outdoor Retail
New vehicles	824,916	679,207	2,328,107	2,126,862
Used vehicles	447,242	590,227	1,265,701	1,657,935
Products, service and other	224,839	235,609	638,680	691,030
Finance and insurance, net	166,255	163,630	480,725	460,336
Good Sam Club	10,895	11,051	33,227	33,757
Subtotal	1,674,147	1,679,724	4,746,440	4,969,920
Total revenue	1,724,988	1,729,613	4,895,510	5,117,214
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	19,700	10,021	52,075	43,844
RV and Outdoor Retail
New vehicles	713,515	576,480	1,996,204	1,811,398
Used vehicles	366,067	478,595	1,034,201	1,300,961
Products, service and other	126,113	139,976	360,721	422,037
Good Sam Club	1,069	1,455	3,729	3,766
Subtotal	1,206,764	1,196,506	3,394,855	3,538,162
Total costs applicable to revenue	1,226,464	1,206,527	3,446,930	3,582,006

Gross profit (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	31,141	39,868	96,995	103,450
RV and Outdoor Retail
New vehicles	111,401	102,727	331,903	315,464
Used vehicles	81,175	111,632	231,500	356,974
Products, service and other	98,726	95,633	277,959	268,993
Finance and insurance, net	166,255	163,630	480,725	460,336
Good Sam Club	9,826	9,596	29,498	29,991
Subtotal	467,383	483,218	1,351,585	1,431,758
Total gross profit	498,524	523,086	1,448,580	1,535,208

Operating expenses:
Selling, general, and administrative	414,209	415,288	1,205,358	1,201,901
Depreciation and amortization	20,583	17,619	59,905	49,462
Long-lived asset impairment	1,944	1,747	12,355	9,269
Lease termination	(2,625)	375	(2,585)	375
(Gain) loss on sale or disposal of assets	(5)	131	9,525	(5,001)
Total operating expenses	434,106	435,160	1,284,558	1,256,006
Income from operations	64,418	87,926	164,022	279,202
Other expense
Floor plan interest expense	(22,372)	(19,816)	(78,053)	(61,298)
Other interest expense, net	(35,877)	(35,242)	(108,124)	(99,873)
Tax Receivable Agreement liability adjustment	—	1,680	—	1,680
Other (expense) income, net	(162)	24	(337)	(1,659)
Total other expense	(58,411)	(53,354)	(186,514)	(161,150)
Income (loss) before income taxes	6,007	34,572	(22,492)	118,052
Income tax benefit (expense)	2,049	(3,679)	3,156	(17,533)
Net income (loss)	8,056	30,893	(19,336)	100,519
Less: net income (loss) attributable to non-controlling interests	(2,555)	(14,932)	12,301	(52,686)
Net income (loss) attributable to Camping World Holdings, Inc.	$5,501	$15,961	$(7,035)	$47,833

Earnings (loss) per share of Class A common stock:
Basic	$0.12	$0.36	$(0.16)	$1.07
Diluted	$0.09	$0.32	$(0.18)	$1.03
Weighted average shares of Class A common stock outstanding:
Basic	45,232	44,666	45,124	44,538
Diluted	85,618	85,180	85,169	84,917

Camping World Holdings, Inc. and Subsidiaries

Supplemental Data (unaudited)

	Three Months Ended September 30,		Increase		Percent
	2024	2023	(decrease)		Change
Unit sales
New vehicles	19,943	15,205	4,738		31.2%
Used vehicles	14,065	17,125	(3,060)		(17.9%)
Total	34,008	32,330	1,678		5.2%

Average selling price
New vehicles	$41,364	$44,670	$(3,306)		(7.4%)
Used vehicles	31,798	34,466	(2,668)		(7.7%)

Same store unit sales(1)
New vehicles	17,781	13,810	3,971		28.8%
Used vehicles	12,711	15,988	(3,277)		(20.5%)
Total	30,492	29,798	694		2.3%

Same store revenue(1) ($ in 000s)
New vehicles	$737,070	$618,483	$118,587		19.2%
Used vehicles	399,525	551,480	(151,955)		(27.6%)
Products, service and other	182,180	186,391	(4,211)		(2.3%)
Finance and insurance, net	148,456	151,148	(2,692)		(1.8%)
Total	$1,467,231	$1,507,502	$(40,271)		(2.7%)

Average gross profit per unit
New vehicles	$5,586	$6,756	$(1,170)		(17.3%)
Used vehicles	5,771	6,519	(748)		(11.5%)
Finance and insurance, net per vehicle unit	4,889	5,061	(172)		(3.4%)
Total vehicle front-end yield(2)	10,551	11,692	(1,141)		(9.8%)

Gross margin
Good Sam Services and Plans	61.3%	79.9%	(1,866)	bps
New vehicles	13.5%	15.1%	(162)	bps
Used vehicles	18.2%	18.9%	(76)	bps
Products, service and other	43.9%	40.6%	332	bps
Finance and insurance, net	100.0%	100.0%	unch.
Good Sam Club	90.2%	86.8%	335	bps
Subtotal RV and Outdoor Retail	27.9%	28.8%	(85)	bps
Total gross margin	28.9%	30.2%	(134)	bps

Retail locations
RV dealerships	204	205	(1)		(0.5%)
RV service & retail centers	3	4	(1)		(25.0%)
Total	207	209	(2)		(1.0%)

RV and Outdoor Retail inventories ($ in 000s)
New vehicles	$1,189,880	$1,131,575	$58,305		5.2%
Used vehicles	420,727	534,155	(113,428)		(21.2%)
Products, parts, accessories and misc.	170,793	202,786	(31,993)		(15.8%)
Total RV and Outdoor Retail inventories	$1,781,400	$1,868,516	$(87,116)		(4.7%)

Vehicle inventory per location ($ in 000s)
New vehicle inventory per dealer location	$5,833	$5,520	$313		5.7%
Used vehicle inventory per dealer location	2,062	2,606	(544)		(20.9%)

Vehicle inventory turnover(3)
New vehicle inventory turnover	1.7	1.8	(0.1)		(5.6%)
Used vehicle inventory turnover	3.2	3.0	0.2		6.7%

Other data
Active Customers(4)	4,615,443	5,111,478	(496,035)		(9.7%)
Good Sam Club members (5)	1,804,334	2,051,768	(247,434)		(12.1%)
Service bays (6)	2,828	2,800	28		1.0%
Finance and insurance gross profit as a % of total vehicle revenue	13.1%	12.9%	18	bps	n/a
Same store locations	176	n/a	n/a		n/a

	Nine Months Ended September 30,		Increase		Percent
	2024	2023	(decrease)		Change
Unit sales
New vehicles	58,909	48,014	10,895		22.7%
Used vehicles	40,459	47,331	(6,872)		(14.5%)
Total	99,368	95,345	4,023		4.2%

Average selling price
New vehicles	$39,520	$44,297	$(4,776)		(10.8%)
Used vehicles	31,284	35,029	(3,745)		(10.7%)

Same store unit sales(1)
New vehicles	52,786	45,002	7,784		17.3%
Used vehicles	36,707	45,034	(8,327)		(18.5%)
Total	89,493	90,036	(543)		(0.6%)

Same store revenue(1) ($ in 000s)
New vehicles	$2,089,246	$2,000,904	$88,342		4.4%
Used vehicles	1,140,260	1,580,117	(439,857)		(27.8%)
Products, service and other	504,102	536,234	(32,132)		(6.0%)
Finance and insurance, net	433,202	436,457	(3,255)		(0.7%)
Total	$4,166,810	$4,553,712	$(386,902)		(8.5%)

Average gross profit per unit
New vehicles	$5,634	$6,570	$(936)		(14.2%)
Used vehicles	5,722	7,542	(1,820)		(24.1%)
Finance and insurance, net per vehicle unit	4,838	4,828	10		0.2%
Total vehicle front-end yield(2)	10,508	11,881	(1,373)		(11.6%)

Gross margin
Good Sam Services and Plans	65.1%	70.2%	(517)	bps
New vehicles	14.3%	14.8%	(58)	bps
Used vehicles	18.3%	21.5%	(324)	bps
Products, service and other	43.5%	38.9%	460	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	88.8%	88.8%	(7)	bps
Subtotal RV and Outdoor Retail	28.5%	28.8%	(33)	bps
Total gross margin	29.6%	30.0%	(41)	bps

Other data
Finance and insurance gross profit as a % of total vehicle revenue	13.4%	12.2%	121	bps	n/a
Same store locations	176	n/a	n/a		n/a

unch – unchanged

bps – basis points

n/a – not applicable

(1)	Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.
(2)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used vehicle unit sales.
(3)	Inventory turnover is calculated as vehicle costs applicable to revenue over the last twelve months divided by the average quarterly ending vehicle inventory over the last twelve months.
(4)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.
(5)	Excludes Good Sam Club members under the free basic plan, which was introduced in November 2023 and provides for limited participation in the loyalty point program without access to the remaining member benefits.
(6)	A service bay is a fully-constructed bay dedicated to service, installation, and collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In Thousands Except Per Share Amounts)

	September 30,	December 31,	September 30,
	2024	2023	2023
Assets
Current assets:
Cash and cash equivalents	$28,380	$39,647	$53,318
Contracts in transit	111,879	60,229	100,831
Accounts receivable, net	118,300	128,070	135,832
Inventories	1,781,656	2,042,949	1,869,042
Prepaid expenses and other assets	57,158	48,353	38,979
Assets held for sale	10,353	29,864	4,635
Total current assets	2,107,726	2,349,112	2,202,637

Property and equipment, net	836,824	834,426	841,548
Operating lease assets	755,223	740,052	736,246
Deferred tax assets, net	157,886	157,326	142,187
Intangible assets, net	20,413	13,717	14,444
Goodwill	732,813	711,222	688,139
Other assets	34,339	39,829	32,058
Total assets	$4,645,224	$4,845,684	$4,657,259
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$221,292	$133,516	$200,433
Accrued liabilities	182,926	149,096	171,956
Deferred revenues	100,894	92,366	99,813
Current portion of operating lease liabilities	60,481	63,695	62,987
Current portion of finance lease liabilities	7,077	17,133	5,563
Current portion of Tax Receivable Agreement liability	—	12,943	13,999
Current portion of long-term debt	23,798	22,121	23,257
Notes payable – floor plan, net	1,030,187	1,371,145	1,017,543
Other current liabilities	83,906	68,536	79,381
Liabilities related to assets held for sale	—	17,288	4,022
Total current liabilities	1,710,561	1,947,839	1,678,954

Operating lease liabilities, net of current portion	779,873	763,958	759,952
Finance lease liabilities, net of current portion	132,784	97,751	99,060
Tax Receivable Agreement liability, net of current portion	149,866	149,866	149,134
Revolving line of credit	31,885	20,885	20,885
Long-term debt, net of current portion	1,506,027	1,498,958	1,522,495
Deferred revenues	67,647	66,780	70,214
Other long-term liabilities	93,890	85,440	85,710
Total liabilities	4,472,533	4,631,477	4,386,404
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, par value $0.01 per share – 250,000 shares authorized; 49,571, 49,571 and 49,571 shares issued, respectively; 45,342, 45,020 and 44,780 shares outstanding, respectively	496	496	496
Class B common stock, par value $0.0001 per share – 75,000 shares authorized; 39,466, 39,466 and 39,466 shares issued, respectively; 39,466, 39,466 and 39,466 shares outstanding, respectively	4	4	4
Class C common stock, par value $0.0001 per share – 0.001 share authorized, issued and outstanding	—	—	—
Additional paid-in capital	94,217	98,280	108,942
Treasury stock, at cost; 4,229, 4,551, and 4,791 shares, respectively	(148,170)	(159,440)	(167,847)
Retained earnings	161,269	185,244	207,657
Total stockholders' equity attributable to Camping World Holdings, Inc.	107,816	124,584	149,252
Non-controlling interests	64,875	89,623	121,603
Total stockholders' equity	172,691	214,207	270,855
Total liabilities and stockholders' equity	$4,645,224	$4,845,684	$4,657,259

Camping World Holdings, Inc. and Subsidiaries

Summary of Consolidated Statements of Cash Flows (unaudited)

(In Thousands)

	Nine Months Ended September 30,
	2024	2023

Net cash provided by operating activities	$408,541	$543,273

Investing activities
Purchases of property and equipment	(68,194)	(95,641)
Proceeds from sale of property and equipment	3,820	2,723
Purchases of real property	(1,243)	(64,302)
Proceeds from the sale of real property	48,434	35,603
Purchases of businesses, net of cash acquired	(62,323)	(150,475)
Proceeds from divestiture of business	19,957	—
Purchases of and loans to other investments	—	(3,444)
Purchases of intangible assets	(142)	(1,999)
Proceeds from sale of intangible assets	2,595	—
Net cash used in investing activities	(57,096)	(277,535)

Financing activities
Proceeds from long-term debt	55,624	59,227
Payments on long-term debt	(66,763)	(26,556)
Net payments on notes payable – floor plan, net	(317,519)	(273,478)
Borrowings on revolving line of credit	43,000	—
Payments on revolving line of credit	(32,000)	—
Payments on finance leases	(5,684)	(4,160)
Payments on sale-leaseback arrangement	(147)	(139)
Payment of debt issuance costs	(876)	(881)
Dividends on Class A common stock	(16,940)	(61,207)
Proceeds from exercise of stock options	549	319
RSU shares withheld for tax	(3,110)	(4,083)
Distributions to holders of LLC common units	(18,846)	(31,593)
Net cash used in financing activities	(362,712)	(342,551)

Decrease in cash and cash equivalents	(11,267)	(76,813)
Cash and cash equivalents at beginning of the period	39,647	130,131
Cash and cash equivalents at end of the period	$28,380	$53,318

Comparison of Certain Trends to Pre-COVID-19 Pandemic Periods

New vehicle gross margins in the third quarter of 2024 were within the range of gross margins for the pre-COVID-19 pandemic periods presented in the table below. Additionally, used vehicle gross margins were negatively impacted in the third quarter of 2024 from the discounting necessary to maintain used vehicles as a lower cost alternative for our customers. Beginning primarily in the fourth quarter of 2023, we adjusted our acceptable procurement cost of used vehicles to reflect the lower average market price of RVs that was driven by the lower cost 2024 models.

The following table presents vehicle gross margin and unit sales mix for the three months ended September 30, 2024 and pre-COVID-19 pandemic periods for the three months ended September 30, 2019, 2018, 2017, and 2016 (unaudited):

	Three Months Ended September 30,
	2024	2019(1)	2018(1)	2017(1)	2016(1)
Gross margin:
New vehicles	13.5%	12.0%	12.6%	14.3%	13.9%
Used vehicles	18.2%	21.1%	22.9%	25.3%	23.0%

Unit sales mix:
New vehicles	58.6%	64.9%	69.0%	69.1%	64.2%
Used vehicles	41.4%	35.1%	31.0%	30.9%	35.8%

(1) These periods were prior to the COVID-19 pandemic.

Earnings (Loss) Per Share

Basic earnings (loss) per share of Class A common stock is computed by dividing net income (loss) attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings (loss) per share of Class A common stock is computed by dividing net income (loss) attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings (loss) per share of Class A common stock (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2024	2023	2024	2023
Numerator:
Net income (loss)	$8,056	$30,893	$(19,336)	$100,519
Less: net income (loss) attributable to non-controlling interests	(2,555)	(14,932)	12,301	(52,686)
Net income (loss) attributable to Camping World Holdings, Inc. — basic	$5,501	$15,961	$(7,035)	$47,833
Add: reallocation of net income (loss) attributable to non-controlling interests from the assumed redemption of common units of CWGS, LLC for Class A common stock	2,127	11,468	(8,525)	40,037
Net income (loss) attributable to Camping World Holdings, Inc. — diluted	$7,628	$27,429	$(15,560)	$87,870
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	45,232	44,666	45,124	44,538
Dilutive options to purchase Class A common stock	—	35	—	26
Dilutive restricted stock units	341	434	—	308
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	40,045	40,045	40,045	40,045
Weighted-average shares of Class A common stock outstanding — diluted	85,618	85,180	85,169	84,917

Earnings (loss) per share of Class A common stock — basic	$0.12	$0.36	$(0.16)	$1.07
Earnings (loss) per share of Class A common stock — diluted	$0.09	$0.32	$(0.18)	$1.03

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings (loss) per share of Class A common stock:
Stock options to purchase Class A common stock	158	—	182	—
Restricted stock units	890	852	2,031	1,353

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA; Adjusted EBITDA; Adjusted EBITDA Margin; trailing twelve-month

(“TTM”) Adjusted EBITDA; Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic; Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted; Adjusted Earnings Per Share – Basic; Adjusted Earnings Per Share – Diluted; and SG&A Excluding Equity-based Compensation (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. Certain of these Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry and are used by management to evaluate our operating performance, to evaluate the effectiveness of strategic initiatives and for planning purposes. By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA, as calculated for our subsidiary CWGS Group, LLC, to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and the presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. They should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, it is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this section and in the reconciliation tables below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

For periods beginning after December 31, 2022 for the 2019 Strategic Shift and for periods beginning after December 31, 2023 for the Active Sports Restructuring, we are no longer including the other associated costs category of expenses relating to those restructuring activities as restructuring costs for purposes of our Non-GAAP Financial Measures, since these costs are not expected to be significant in future periods.

Our earnings call on October 29, 2024 may present guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to its most-directly comparable GAAP metric cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations.

The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income (loss) before other interest expense, net (excluding floor plan interest expense), provision for income tax benefit (expense) and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs, losses and gains and impairment on investments in equity securities, restructuring costs related to the Active Sports Restructuring, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
EBITDA and Adjusted EBITDA:
Net income (loss)	$8,056	$30,893	$(19,336)	$100,519
Other interest expense, net	35,877	35,242	108,124	99,873
Depreciation and amortization	20,583	17,619	59,905	49,462
Income tax (benefit) expense	(2,049)	3,679	(3,156)	17,533
Subtotal EBITDA	62,467	87,433	145,537	267,387
Long-lived asset impairment (a)	1,944	1,747	12,355	9,269
Lease termination (b)	(2,625)	375	(2,585)	375
(Gain) loss on sale or disposal of assets, net (c)	(5)	131	9,525	(5,001)
Equity-based compensation (d)	5,573	5,466	16,167	18,316
Tax Receivable Agreement liability adjustment (e)	—	(1,680)	—	(1,680)
Restructuring costs (f)	—	1,549	—	4,808
Loss (gain) and impairment on investments in equity securities (g)	162	(23)	337	1,660
Adjusted EBITDA	$67,516	$94,998	$181,336	$295,134

	Three Months Ended September 30,		Nine Months Ended September 30,
(as percentage of total revenue)	2024	2023	2024	2023
Adjusted EBITDA margin:
Net income (loss) margin	0.5%	1.8%	(0.4%)	2.0%
Other interest expense, net	2.1%	2.0%	2.2%	2.0%
Depreciation and amortization	1.2%	1.0%	1.2%	1.0%
Income tax (benefit) expense	(0.1%)	0.2%	(0.1%)	0.3%
Subtotal EBITDA margin	3.6%	5.1%	3.0%	5.2%
Long-lived asset impairment (a)	0.1%	0.1%	0.3%	0.2%
Lease termination (b)	(0.2%)	0.0%	(0.1%)	0.0%
(Gain) loss on sale or disposal of assets, net (c)	(0.0%)	0.0%	0.2%	(0.1%)
Equity-based compensation (d)	0.3%	0.3%	0.3%	0.4%
Tax Receivable Agreement liability adjustment (e)	—	(0.1%)	—	(0.0%)
Restructuring costs (f)	—	0.1%	—	0.1%
Loss (gain) and impairment on investments in equity securities (g)	0.0%	(0.0%)	0.0%	0.0%
Adjusted EBITDA margin	3.9%	5.5%	3.7%	5.8%

	Three Months Ended				TTM Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands)	2024	2024	2024	2023	2024
Adjusted EBITDA:
Net income (loss)	$8,056	$23,414	$(50,806)	$(49,918)	$(69,254)
Other interest expense, net	35,877	36,153	36,094	35,397	143,521
Depreciation and amortization	20,583	20,032	19,290	19,181	79,086
Income tax (benefit) expense	(2,049)	7,935	(9,042)	(18,732)	(21,888)
Subtotal EBITDA	62,467	87,534	(4,464)	(14,072)	131,465
Long-lived asset impairment (a)	1,944	4,584	5,827	—	12,355
Lease termination (b)	(2,625)	40	—	(478)	(3,063)
(Gain) loss on sale or disposal of assets, net (c)	(5)	7,945	1,585	(221)	9,304
Equity-based compensation (d)	5,573	5,397	5,197	5,770	21,937
Tax Receivable Agreement liability adjustment (e)	—	—	—	(762)	(762)
Restructuring costs (f)	—	—	—	732	732
Loss (gain) and impairment on investments in equity securities (g)	162	81	94	110	447
Adjusted EBITDA	$67,516	$105,581	$8,239	$(8,921)	$172,415

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)	Represents the gains and losses on the termination of operating leases resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.
(c)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in the Company’s blended statutory income tax rate.
(f)

Represents restructuring costs relating to the Active Sports Restructuring. These restructuring costs include one-time termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.

(g)

Represents losses and gains and impairment on investments in equity securities and interest income relating to any notes receivables with those investments. These amounts are included in other expense, net in the consolidated statements of operations. During the nine months ended September 30, 2023, this amount included a $1.3 million impairment on an equity method investment.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income (loss) attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on sale or disposal of assets, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs, loss (gain) and impairment on investments in equity securities, other unusual or one-time items, the income tax (expense) benefit effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income (loss) attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed redemption, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the redemption of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2024	2023	2024	2023
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc.	$5,501	$15,961	$(7,035)	$47,833
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	1,944	1,747	12,355	9,269
Income tax expense for above adjustment (b)	(258)	(231)	(1,636)	(1,233)
Lease termination (c):
Gross adjustment	(2,625)	375	(2,585)	375
Income tax benefit (expense) for above adjustment (b)	348	(50)	343	(50)
(Gain) loss on sale or disposal of assets (d):
Gross adjustment	(5)	131	9,525	(5,001)
Income tax benefit (expense) for above adjustment (b)	1	(17)	(1,261)	667
Equity-based compensation (e):
Gross adjustment	5,573	5,466	16,167	18,316
Income tax expense for above adjustment (b)	(746)	(730)	(2,163)	(2,459)
Tax Receivable Agreement liability adjustment (f):
Gross adjustment	—	(1,680)	—	(1,680)
Income tax benefit for above adjustment (b)	—	422	—	422
Restructuring costs (g):
Gross adjustment	—	1,549	—	4,808
Income tax expense for above adjustment (b)	—	(205)	—	(639)
Loss (gain) and impairment on investments in equity securities (h):
Gross adjustment	162	(23)	337	1,660
Income tax (expense) benefit for above adjustment (b)	(21)	3	(44)	(222)
Adjustment to net income attributable to non-controlling interests resulting from the above adjustments (i)	(2,365)	(4,364)	(16,817)	(13,907)
Adjusted net income attributable to Camping World Holdings, Inc. – basic	7,509	18,354	7,186	58,159
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (j)	4,920	19,296	4,516	66,593
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (k)	(1,015)	(4,554)	(413)	(16,140)
Adjusted net income attributable to Camping World Holdings, Inc. – diluted	$11,414	$33,096	$11,289	$108,612
Denominator:
Weighted-average Class A common shares outstanding – basic	45,232	44,666	45,124	44,538
Adjustments related to diluted calculation:
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (l)	40,045	40,045	40,045	40,045
Dilutive options to purchase Class A common stock (l)	—	35	10	26
Dilutive restricted stock units (l)	341	434	252	308
Adjusted weighted average Class A common shares outstanding – diluted	85,618	85,180	85,431	84,917

Adjusted earnings per share - basic	$0.17	$0.41	$0.16	$1.31
Adjusted earnings per share - diluted	$0.13	$0.39	$0.13	$1.28

Reconciliation of per share amounts:
Earnings (loss) per share of Class A common stock — basic	$0.12	$0.36	$(0.16)	$1.07
Non-GAAP Adjustments (m)	0.05	0.05	0.32	0.24
Adjusted earnings per share - basic	$0.17	$0.41	$0.16	$1.31

Earnings (loss) per share of Class A common stock — diluted	$0.09	$0.32	$(0.18)	$1.03
Non-GAAP Adjustments (m)	0.04	0.05	0.31	0.23
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (n)	—	0.02	—	0.02
Adjusted earnings per share - diluted	$0.13	$0.39	$0.13	$1.28

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(b)	Represents the current and deferred income tax expense or benefit effect of the above adjustments. This assumption uses blended statutory tax rates of 25.0% and 25.1% for the adjustments for the 2024 and 2023 periods, which represent the estimated tax rates that would apply had the above adjustments been included in the determination of our non-GAAP metric.
(c)	Represents the gains and losses on the termination of operating leases resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.
(d)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.

(e)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(f)	Represents an adjustment to eliminate the gain on remeasurement of the Tax Receivable Agreement primarily due to changes in the Company’s blended statutory income tax rate.
(g)	Represents restructuring costs relating to Active Sports Restructuring during the three and nine months ended September 30, 2023. These restructuring costs include one-time termination benefits, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs.
(h)	Represents losses and gains and impairment on investments in equity securities and interest income relating to any notes receivables with those investments. During the nine months ended September 30, 2023, this amount included a $1.3 million impairment on an equity method investment.
(i)	Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income (loss) of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 46.8% and 47.3% for the three months ended September 30, 2024 and 2023, respectively, and 46.9% and 47.3% for the nine months ended September 30, 2024 and 2023, respectively.
(j)	Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.
(k)	Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses blended statutory tax rates of 25.0% and 25.1% for the adjustments for 2024 and 2023 periods.
(l)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(m)	Represents the per share impact of the Non-GAAP adjustments to net income (loss) detailed above (see (a) through (i) above).
(n)	Represents the per share impact of stock options, restricted stock units, and/or common units of CWGS, LLC from the difference in their dilutive impact between the GAAP and Non-GAAP earnings per share calculations.

Our “Up-C” corporate structure may make it difficult to compare our results with those of companies with a more traditional corporate structure. There can be a significant fluctuation in the numerator and denominator for the calculation of our adjusted earnings per share – diluted depending on if the common units in CWGS, LLC are considered dilutive or anti-dilutive for a given period. To improve comparability of our financial results, users of our financial statements may find it useful to review our earnings per share assuming the full redemption of common units in CWGS, LLC for all periods, even when those common units would be anti-dilutive.

SG&A Excluding Equity-based Compensation

We define “SG&A Excluding Equity-based Compensation” as SG&A before Equity-based Compensation relating to SG&A. We caution investors that amounts presented in accordance with our definition of SG&A Excluding Equity-based Compensation may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate SG&A Excluding Equity-based Compensation in the same manner. We present SG&A Excluding Equity-based Compensation because we believe that investors’ understanding of our performance and drivers of our other Non-GAAP Financial Measures, such as Adjusted EBITDA, is enhanced by including this Non-GAAP Financial Measure as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles SG&A Excluding Equity-based Compensation to the most directly comparable GAAP financial performance measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
SG&A Excluding Equity-based Compensation:
SG&A	$414,209	$415,288	$1,205,358	$1,201,901
Equity-based Compensation - SG&A	(5,478)	(5,324)	(15,891)	(17,820)
SG&A Excluding Equity-based Compensation	$408,731	$409,964	$1,189,467	$1,184,081
As a percentage of gross profit	82.0%	78.4%	82.1%	77.1%

Contacts

Investors:

Brett Andress

InvestorRelations@campingworld.com

Media Outlets:
PR-CWGS@CampingWorld.com